                                                                   EXHIBIT 10.16


                               SUBLEASE AGREEMENT


THIS SUBLEASE AGREEMENT (this "Sublease") is made and entered into this 31st day of March, 1997, by and between Ugly Duckling Corporation, a Delaware corporation (the "Sublessee") and Unisys Corporation, a Delaware corporation, (the "Sublessor").

WHEREAS, by lease dated January 21, 1994 (the "Lease") Sublessor leased from Camelback Esplanade Limited Partnership No. 3, an Arizona limited partnership (the "Lessor") certain premises consisting of approximately seven thousand eight hundred fifty (7,850) square feet (the "Premises") in the building located at 2525 East Camelback Road, Phoenix, Arizona (the "Building"); and

WHEREAS, effective March 10, 1997, Camelback Esplanade Limited Partnership No. 3 conveyed its interest as Lessor to Property Arizona OBJLW One Corporation; and

WHEREAS, Sublessor has agreed to sublease a portion of the Premises, consisting of approximately one thousand nine hundred forty (1,940) square feet as depicted on Exhibit "A" (the "Subleased Premises") to Sublessee on the terms and conditions hereinafter set forth.

NOW THEREFORE, in consideration of the rents, covenants, agreements, stipulations and provisions contained herein to be paid, kept and performed by both Sublessee and Sublessor, the parties do hereby agree as follows:

1. TERM: Sublessor does hereby demise and sublease the Subleased Premises to Sublessee and Sublessee does hereby sublease the Subleased Premises from Sublessor for a period of approximately thirty-five (35) months commencing on the 21st day of April, 1997 (the "Commencement Date") and ending on the 24th day of February, 2000 unless sooner terminated pursuant to any provision hereof (the "Term").

2. USE: The Subleased Premises shall be used for Sublessee's office use, and for no other use whatsoever.

3. RENT: Sublessee covenants and agrees to pay to Sublessor, without deduction or set off, minimum rental for the Term (the "Minimum Rent") as follows:

                        Period                    Minimum Monthly Rent
               April, May, June 1997                       Free
               July 1997                                 $3,168.15
               August 1997 - February 2000               $3,637.50

     In the event any payment of Minimum Rent or Additional Rent (as defined below) is not paid within five (5) days following the date due, Sublessee shall pay to Sublessor, upon demand, a late charge equal to five cents for each dollar overdue.

4. SECURITY DEPOSIT: Concurrently with the execution hereof, Sublessee shall deposit with Sublessor the sum of Three Thousand Six Hundred Thirty-Seven and 50/Dollars ($3,637.50) (the "Security Deposit") to ensure the timely and faithful performance of each of the terms and conditions hereof by Sublessee. Sublessor shall have the right to commingle said funds with other funds of Sublessor. Sublessor shall hold the

     Security Deposit and shall have the right, but not the obligation, to use the same to cure any default by Sublessee hereunder or to repair any damage to the Subleased Premises caused by Sublessee, its employees, agents or invitees. In the absence of any default or damage to the Subleased Premises, Sublessor shall repay said sum, without interest, to Sublessee within thirty (30) days following the end of the Term, as the same may be extended. In the event Sublessor applies the Security Deposit or any portion thereof in accordance with this Paragraph 4, Sublessee shall be obligated immediately to pay to Sublessor the amount required to restore the Security Deposit to its original amount.

5. TIME AND PLACE OF PAYMENT: With the exception of the payment of the first month's Minimum Rent which shall be delivered by Sublessee to Sublessor upon Sublessee's execution of this Sublease, all payments of Minimum and Additional Rent (collectively, the "Rent") shall be made, in advance, without notice, on the first (1st) day of each month during the Term, payable to the order of "UNISYS CORPORATION" and addressed to Unisys Corporation, P.O. Box 5585, Bismarck, North Dakota 58502-5585 ATTN: Lease Administration or to such other person or at such other place as Sublessor may from time to time designate in writing.

6.   OPERATING EXPENSE AND REAL PROPERTY TAX REIMBURSEMENT AND METHOD OF
     PAYMENT: On and after the date Sublessee is required to pay Minimum Rent, utilizing 1996 as the base year, Sublessee shall be obligated to reimburse Sublessor for Sublessee's Proportionate Share (as defined below) of any rent escalation assessed by Lessor under the terms of the Lease including, without limitation, escalations with respect to real property taxes and operating expenses. Rent escalation amounts and all other sums, except Minimum Rent, which Sublessee is obligated to pay to Sublessor hereunder are collectively "Additional Rent".

     Sublessee's reimbursement to Sublessor for rent escalations shall be made in the same manner in which payment is to be made by Sublessor to Lessor under the Lease, either by lump sum payment or by adjustment of the monthly Rent payment provided, however, that notwithstanding the terms of the Lease and the method of payment by Sublessor thereunder, in the event Sublessee fails to pay its Proportionate Share of rent escalations when due, Sublessor shall have the right thereafter to require Sublessee to pay to Sublessor one-twelfth (1/12th) of the estimated annual rent escalation concurrently with the payment of each monthly payment of Minimum Rent due hereunder. In either case, Sublessor shall support its reimbursement request or rental adjustment notice with a copy of the escalation notification received from Lessor. Furthermore, in the event Sublessor exercises its right to require the payment of rent escalations each month on an estimated basis, promptly upon receipt of actual rent escalation figures for the calendar year, Sublessor shall, in the case of any overpayment by Sublessee, credit such overpayment to the next due installment(s) of rent escalation payments. In the case of any underpayment by Sublessee, Sublessee shall pay such sums to Sublessor upon receipt of an invoice from Sublessor setting forth the amount due. As used herein, Sublessee's Proportionate Share shall mean twenty-four and 71/100 percent (24.71%).

7. BUSINESS PRIVILEGE TAXES, BUSINESS USE TAXES AND OCCUPANCY TAXES: Sublessee agrees to pay any rental tax, revenue tax or charge, occupancy tax, business privilege tax, business use tax or any other tax that may be levied against the Subleased Premises or Sublessee's use or occupancy thereof during the Term.

8. RIGHT OF ENTRY: Following the date of this Sublease and prior to the Commencement Date, Sublessee shall have access to the Subleased Premises, upon reasonable prior notice to Sublessor, for the purpose of evaluating what alterations, repairs or improvements are needed to modify the Subleased Premises for its use. Sublessee may not commence any such alteration, repair or improvement until Sublessor and Lessor shall have consented thereto pursuant to Paragraph 10 and Lessor shall have consented to this Sublease. Sublessee's access to the Subleased Premises prior to the Commencement Date shall be subject to all of the terms and conditions of this Sublease, except for the payment of Rent. Sublessee hereby agrees to indemnify and hold harmless Sublessor and Lessor from any and all liability, claims, demands, expenses, damages and judgments arising as a result of Sublessee's access to the Subleased Premises pursuant to this Paragraph 8.

9. ACCEPTANCE AND SURRENDER OF SUBLEASED PREMISES: Sublessee agrees to accept the Subleased Premises in its present "as is" condition at the date of this Sublease, it being both parties intent that Sublessee shall bear the full cost and expense of modifying or renovating the Subleased Premises for its use.

     Sublessee shall, at the end of the Term or upon sooner termination of this Sublease pursuant to the terms hereof, promptly surrender the Subleased Premises in good order and condition and in conformity with the applicable provisions of this Sublease and the Lease, excepting only reasonable wear and tear.

10. ALTERATIONS AND MODIFICATIONS: Sublessee agrees to obtain Sublessor's and Lessor's prior written approval of alterations, modifications, repairs or renovations made to the Subleased Premises. Sublessor agrees that it shall promptly review plans and drawings submitted and that it will not unreasonably delay or deny approval with respect to non-structural alterations. Notwithstanding the foregoing, Sublessor's consent to such alterations shall be subject to Lessor's consent thereto. Any alterations, modifications or renovations of or to the Subleased Premises shall be limited to partition changes (non-bearing walls), electrical and mechanical alterations, telephone relocations, and decorating. The structural integrity of the Building will not be disturbed in any way. Sublessee shall provide Sublessor with a waiver of liens prior to the commencement of any alterations or modifications to the Subleased Premises and a release of liens at the completion of any alterations or modifications to the Subleased Premises executed by all contractors who performed such alterations or modifications. In addition, Sublessee agrees that all work performed upon the Subleased Premises shall be done in a good and workmanlike manner and shall be in accordance with all applicable law. All alterations, modifications and renovations, upon completion of construction thereof, shall become part of the Subleased Premises and the property of Sublessor without payment therefore by Sublessor and shall be surrendered to Sublessor at the end of the Term or upon sooner termination of this Sublease pursuant to the terms hereof; provided, however, that, if requested by Sublessor, Sublessee shall, at Sublessee's sole cost and expense, remove all such alterations, modifications and renovations, or any part or parts thereof specified by Sublessor, from the Subleased Premises and shall repair all damage caused by installation and removal.

l1. REPAIRS/MAINTENANCE: Sublessee shall, throughout the Term, at its sole cost and expense, keep the Subleased Premises clean, remove all refuse, trash and debris therefrom, keep waste and drain pipes open and generally maintain the Subleased Premises and the improvements now or hereafter comprising all or any part of the Subleased Premises and the fixtures and appurtenances thereto in good order, repair and condition normal wear and tear only excepted. Sublessee shall promptly, at Sublessee's own cost and expense, make all repairs necessary to maintain such good order, repair and condition. In addition, Sublessee shall, at its sole cost and expense, promptly repair all damage or injury to the Subleased Premises, making replacements, if necessary, caused by (a) the negligence or willful misconduct of Sublessee or its employees, agents, invitees, licensees, subtenants or contractors; (b) the act of moving in or out of the Subleased Premises; and/or (c) the installation and/or removal of any furniture, fixtures or other property.

12. LEASE CONTROLLING: Except as herein provided, Sublessee agrees to comply with all of the terms and conditions set forth in the Lease (a copy of which is attached hereto as Exhibit "B" and made a part hereof) as are to be performed by Sublessor as Lessee thereunder. All of the terms and conditions of the Lease shall apply in the same manner to Sublessee as they are expressed therein to apply to Sublessor as Lessee thereunder except as modified or deleted pursuant to the terms of this Sublease.

13. LEASE IN EFFECT: Sublessor warrants and represents, to the best of Sublessor's knowledge, information and belief, that the Lease is subsisting and is in full force and effect, Sublessor is not in default thereunder, and all rents, additional rents and charges due thereunder are and will be paid.

14. SUBLETTING OR ASSIGNMENT: Sublessee covenants that it will not assign its interest in this Sublease, in whole or in part, or permit the subletting of the Subleased Premises or any part thereof without the prior written consent of Sublessor and Lessor which consent shall not be unreasonably withheld or delayed.

15. INSURANCE AND INDEMNITY: Sublessee agrees to indemnify and hold harmless both Sublessor and Lessor from and against all liability, claims, demands, expenses, damages and judgments arising from property damage or injury to third parties (including wrongful death) upon the Subleased Premises during the Term or any extension thereof, unless due to the gross negligence or willful misconduct of Sublessor. Sublessee agrees, at its own cost and expense, to keep the Subleased Premises insured under a public liability policy against claims for property damage and personal injury to third parties (including wrongful death). The minimum amounts of such insurance coverage shall not be less than the amounts required by the Lease. Upon execution of this Sublease by Sublessee and at least thirty (30) days prior to the expiration date of such policies, Sublessee shall furnish to Lessor and Sublessor a certificate or certificates of insurance confirming that the required insurance is in full force and effect with all premiums paid current. Sublessee further agrees to indemnify and hold harmless Sublessor and Lessor from all liability arising out of the filing of any mechanic's or materialman's lien against the Subleased Premises by reason of any act or omission of Sublessee.

16. PERSONAL PROPERTY: Sublessee agrees to assume full responsibility for its personal property located at the Subleased Premises, and to indemnify and hold harmless Sublessor and Lessor against damage sustained by fire, theft or other casualty loss.

17. NOTICES: All notices required shall be given by registered or certified mail, postage prepaid, return receipt requested. Notice to the Sublessee shall be addressed to:

       - Ugly Duckling Corporation
       - 2525 East Camelback Road, Suite 1150
       - Phoenix, AZ 85016
       - ATTN: Steven Johnson, General Counsel

     Notice to Sublessor shall be addressed to:

       - Unisys Corporation
       - Township Line & Union Meeting Roads
       - Blue Bell, PA 19424
       - ATTN: Real Estate Administration

     All notices shall be deemed received two (2) days after mailing.

18. HOLD OVER: Notwithstanding any provision of law or any judicial decision to the contrary, no notice shall be required to terminate the Term on the date herein specified as the end of the Term, and the Term shall expire on the date herein mentioned without notice being required from either party. In the event that Sublessee remains beyond the expiration date of the Term, it is the intention of the parties and it is hereby agreed that a tenancy at sufferance shall arise at a monthly rent equal to twice the monthly Minimum Rent in effect at the expiration of the Term plus any amounts charged against Sublessor as Lessee under the Lease for holdover rent or penalty. It is further agreed that Sublessee shall indemnify and hold harmless Sublessor from and against any and all liability, claims, demands, expenses, damages and judgments incurred by Sublessor as a result of Sublessee's retaining possession.

19. SUBLESSEE DEFAULT: The occurrence of any one or more of the following events shall constitute a default under this Sublease by Sublessee:

     a.   The vacation or abandonment of the Subleased Premises by Sublessee.

     b. The failure by Sublessee to make any payment of Minimum Rent, Additional Rent or any other payment required to be made by Sublessee hereunder on the date due where such failure shall continue for a period of five (5) days after the same shall become due and payable.

     c. The failure by Sublessee to observe or perform any of the covenants, conditions or provisions of this Sublease other than as described in the immediately preceding paragraph and/or the failure by Sublessee to observe or perform any of the covenants, conditions or provisions of the Lease to which Sublessee has agreed to be bound pursuant to the terms of this Sublease, where such failure shall continue for a period of fifteen (15) days after written notice thereof from Sublessor to Sublessee.

     d. The making by Sublessee of any general arrangement or assignment for the benefit of creditors; Sublessee becomes a "debtor" as defined in 11 U.S.C. 101 or any successor statute thereto (unless, in the case of a petition filed against Sublessee, the same be dismissed within sixty
          (60) days); the appointment of a trustee or receiver to take possession of all or substantially all of Sublessee's assets or of Sublessee's interest in this Sublease, where possession is not restored to Sublessee within thirty (30) days; or the attachment, execution or other judicial seizure of all or substantially all of Sublessee's assets or of Sublessee's interest in this Sublease, where such seizure is not discharged within thirty (30) days.

20. REMEDIES: In the event of any such default by Sublessee, Sublessor may at any time thereafter, without limiting Sublessor in the exercise of any right or remedy which Sublessor may have by reason of such default or breach:

     a. Terminate Sublessee's right to possession of the Subleased Premises by any lawful means, in which case this Sublease shall terminate and Sublessee shall immediately surrender possession of the Subleased Premises to Sublessor. In such event, Sublessor shall be entitled to recover from Sublessee all damages permitted to be recovered by a landlord pursuant to the laws of the jurisdiction where the Subleased Premises are located, together with all damages incurred by Sublessor by reason of Sublessee's default, including, but not limited to, the cost of recovering possession of the Subleased Premises, reasonable attorneys fees, and any real estate commission actually paid.

     b. Maintain Sublessee's right to possession in which case this Sublease shall continue in effect whether or not Sublessee shall have vacated or abandoned the Subleased Premises. In such event, Sublessor shall be entitled to enforce all of Sublessor's rights and remedies under this Sublease, under the laws of the jurisdiction where the Subleased Premises are located at law and equity, including the right to recover the Minimum Rent, Additional Rent, and all other sums due hereunder as the same become due.

     c. Declare the entire balance of Minimum Rent, Additional Rent and all other sums payable hereunder during the remaining Term of this Sublease to be immediately due, payable and in arrears as if by the terms and provisions of this Sublease said balance of Minimum Rent, Additional Rent and other sums were on that date payable in advance. Any such acceleration by Sublessor shall not constitute a waiver of any right or remedy of Sublessor.

     d. Pursue any other remedy now or hereafter available to Sublessor under the laws of the jurisdiction where the Subleased Premises are located or in equity.

     e.   Pursue any remedy enforceable by Lessor under the Lease.

     All remedies available to Sublessor hereunder shall be cumulative and concurrent. No waiver or delay in enforcement by Sublessor of any breach of Sublessee's obligations hereunder shall constitute a waiver of any such breach or any subsequent breach.

21. INTEREST: In the event that any sums due and payable to Sublessor pursuant to the terms of this Sublease are not paid when due, such sums shall bear interest at the rate of twelve percent (12%) per year, from the due date until actually paid, unless that rate is usurious as applied to Sublessee in which event the rate shall be reduced to the highest non-usurious rate. Neither the accrual nor the payment of interest shall cure any default by Sublessee under this Sublease.

22. BROKERS: Sublessor and Sublessee represent, warrant and agree that each has not dealt with any broker, agent, finder or other intermediary in connection with the subletting of the Subleased Premises except Baylor Investment Group (the "Listing Broker"). Sublessor shall be solely liable for any commission due to the Listing Broker. Sublessor and Sublessee agree to indemnify, defend and hold the other harmless from and against any claims against the other resulting from a breach or inaccuracy of the foregoing representation, warranty and agreement which shall survive expiration, cancellation or other termination of this Sublease.

23. COMPLIANCE WITH LAWS: Sublessee shall, throughout the Term of this Sublease, observe and comply with all statutes, laws, ordinances, notices, orders, rules, regulations and requirements of all federal, state and municipal governments and appropriate departments, commissions, boards and officers thereof, and notices, orders, rules and regulations of the National Board of Fire Underwriters, or any other body now or hereafter constituted exercising similar functions, relating to the Subleased Premises, foreseen or unforeseen, ordinary as well as extraordinary, or to the use or manner of use of the Subleased Premises, or to the fixtures and equipment thereof.

24. AUTHORITY: The parties executing this Sublease represent and warrant that they have the full right and lawful authority to execute this Sublease for the Term, in the manner and upon the conditions and provisions herein contained.

25. FURTHER DOCUMENTS: Each party agrees to execute and deliver to the other all instruments which may reasonably be required to carry out all terms and provisions of this Sublease.

26. RECOVERY OF FEES: If either party is successful in enforcing against the other any legal or equitable remedy for a breach of any provision of this Sublease, the successful party shall be entitled to recover its expenses and reasonable attorney's fees as determined by the court as part of the judgment or decree.

27. BINDING EFFECT: This Sublease shall be binding upon the successors and permitted assigns of Sublessee and Sublessor.

28. INTEGRATED DOCUMENT: This instrument embodies all of the agreements between the parties with respect to the Subleased Premises, and no oral agreements, prior correspondence or other prior writings shall be held to vary the provisions hereof. Any subsequent changes or modifications shall become effective only by a written instrument duly executed by Sublessee and Sublessor.

29. LESSOR'S CONSENT: This Sublease is contingent upon, and shall have no force or effect until receipt of, the Lessor's written consent hereto.

30. PARKING: Sublessee shall have the nonexclusive right to use eight (8) unreserved parking spaces located in the parking structure of the Building. Sublessee shall pay directly to Sublessor Sublessor's then prevailing rates per the Lease for the eight (8) parking spaces.

IN WITNESS WHEREOF, the parties hereto have executed this Sublease Agreement as of the day and year first above written.


         WITNESS:                            SUBLESSEE:
                                             UGLY DUCKLING CORPORATION



         By: /s/ Mary E. Leiner              By:    Steven P. Johnson
             -----------------------            ----------------------
                                                    Steven P. Johnson
                                             Title: Sr. Vice President





         WITNESS:                            SUBLESSOR:
                                             UNISYS CORPORATION



         By: /s/ Illegible                   By:/s/ Harold S. Barron
                                                    ---------------------------
                                                    Harold S. Barron
                                                    Sr. Vice President
                                                    General Counsel & Secretary

                             [GRAPHIC OF FLOOR PLAN]


                                     7/25/96
                                 EXISTING DESIGN
                                   PHOENIX AZ



                                      NORTH

                                   EXHIBIT A

                                   EXHIBIT "B"
                          [INSERT COPY OF PRIME LEASE]

                                                                      11th Floor

                               CONSENT TO SUBLEASE

         THIS CONSENT TO SUBLEASE is entered into as of the 28th day of April _, 1997, by and among PROPERTY ARIZONA OBJLW ONE CORPORATION, an Oregon corporation ("Landlord"), UNISYS CORPORATION, a Delaware corporation ("Sublessor"), and UGLY DUCKLING CORPORATION, a Delaware corporation "Sublessee").

                                   WITNESSETH:

         WHEREAS, Camelback Esplanade Limited Partnership No. 3, an Arizona limited partnership ("Former Landlord"), entered into a written lease agreement with Sublessor, dated January 21, 1994 (the "Master Lease"), whereby Former Landlord leased to Sublessor certain premises in the building known as 2525 E. Camelback Road, Phoenix, Arizona (the "Building") consisting of all of approximately 7,850 rentable square feet of space on the 11th floor of the Building (the "Premises"), and

         WHEREAS, Landlord is the owner of the Building and has succeeded to all of the rights of Former Landlord under the Master Lease; and

         WHEREAS, Sublessor desires to sublet a portion of the Premises containing approximately 1,940 rentable square feet (the "Subleased Premises") to Sublessee and Sublessee desires to lease the Subleased Premises from Sublessor; and,

         WHEREAS, the terms of the Master Lease require the consent of Landlord to any such subletting and Landlord has agreed to grant such consent pursuant to the terms of this agreement.

         NOW, THEREFORE, Landlord hereby consents to the sublease of the Subleased Premises between Sublessor and Sublessee dated as of March 31, 1997 (the "Sublease"), a copy of which Sublease is attached hereto and made a part hereof as Exhibit "A", subject to the following terms and conditions:

         1. The Sublease shall be subject and subordinate at all times to all of the covenants, agreements, terms, provisions and conditions of the Master Lease (as appropriately amended by the Sublease) and of this Consent. Neither Sublessor nor Sublessee shall do or permit anything to be done in connection with the Sublease or Sublessee's occupancy of the Subleased Premises as defined in the Sublease which will violate the Master Lease or this Consent.

         2. Sublessee will not, without prior written consent of Landlord in each instance, assign the Sublease or sublet the Subleased Premises or any part thereof.



1 - CONSENT TO SUBLEASE

         3. Sublessee agrees that no alterations, additions or physical changes will be made in the Subleased Premises or any part thereof without Landlord's prior written consent in each instance.

         4. This Consent by Landlord shall not be deemed in any way or manner a release of Sublessor from any and all obligations to be performed by Sublessor as the Tenant under the Master Lease. The parties hereto agree that Landlord may, after a default by Sublessor under the Master Lease, collect all rents due and owing from Sublessee, and such collection thereof shall not be deemed a waiver of any rights and remedies of Landlord against Sublessor as the Tenant under the Master Lease.

         5. Notwithstanding anything to the contrary contained in the Sublease, nothing therein, or contained in this Consent, shall enlarge or increase Landlord's obligations or liability under the Master Lease or otherwise, and in the event of a default in the Master Lease which results in a termination thereof, the Sublease and Sublessee's rights in the Subleased Premises shall also be terminated.

         6. Upon the effective date of the Sublease, Sublessee agrees to be fully bound and obligated under all the terms and conditions of the Master Lease. This Consent by Landlord shall not act to bind Landlord to perform any of the obligations of Sublessor as may be provided in the Sublease.

         7. Landlord hereby certifies that, to the best of its actual knowledge, as of the date of this Consent, Sublessor is not in default under any of the terms of the Master Lease, nor is there any condition which, with notice or the passage of time or both, would constitute a default by Sublessor,

         8. Pursuant to Paragraph 15 of the Master Lease, Sublessor shall pay Landlord upon execution of this agreement the sum of Two Hundred Fifty and no/100ths Dollars ($250.00) to reimburse Landlord for its reasonable attorney's fees and costs incurred in preparing this Consent to Sublease.

         9. This Consent to Sublease constitutes the entire and complete agreement of the parties with respect to the subject matter hereof, and supersedes all prior or contemporaneous agreements, statements, promises, understandings, arrangements, and commitments, all of which, whether oral or written, are merged herein.

         10. Each party represents that the person executing this Consent for such party is acting on behalf of such party and is duly authorized to execute this Consent for such party.

         11. This Consent may be executed in counterparts, each of which shall be deemed an original, and all of which when executed and delivered shall together constitute one and the same instrument.


2 - CONSENT TO SUBLEASE

         IN WITNESS WHEREOF, the parties hereto have caused this Consent to Sublease to be duly executed as of the day and year first above written.

          LANDLORD:          PROPERTY ARIZONA OBJLW ONE CORPORATION,
                             an Oregon corporation

                             By:  Jones Lang Wootton Realty Advisors
                                  a New York limited partnership]
                                  Its Authorized Agent

                                  By: Jones Lang Wootton Realty Advisors, Inc. a New York corporation
                                       Its General Partner

                                      By:/s/ Bruce G. Morrison
                                             ---------------------------------
                                             Name:  Bruce G. Morrison
                                             Title: Vice President

          SUBLESSOR:         UNISYS CORPORATION,
                             a Delaware corporation

                             By:  /s/ Richard J. L'Eccyer
                                 ------------------------------
                                 Name:  Richard J. L'Eccyer
                                 Title: Corporate Director


          SUBLESSEE:         UGLY DUCKLING CORPORATION,
                             a Delaware corporation

                             By: /s/     Steven P. Johnson
                                 -------------------------
                                 Name:   Steven P. Johnson
                                 Title: Sr. Vice President








                                                     U:\USERS\OPERF\CAME4930.UNI
3 - CONSENT TO SUBLEASE                                   April 15, 1997(4:22pm)